EXHIBIT 32.1:

In connection with the annual report of Texas Vanguard oil Company, (the "Company") on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William G. Watson, the Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.


Date:  March 28, 2008

By/s/ William G. Watson
--------------------------
William G. Watson, President,
Chief Executive Officer and Chief Financial Officer